[LOGO]
                           GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                  --------------------------------------------
                                     [LOGO]
                                      NEXIA
                                  INTERNATIONAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Advaxis, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 22, 2004 (except for certain matters as to which the date is December 20, 2004) on the financial statements of Advaxis, Inc. as of December 31, 2003 and 2002 which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" and "Summary Financial Data of Advaxis" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 28, 2005

          1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
                TEL 212 372 1800 FAX 212 372 1801 www.ggkllp.cpm
                 NEXIA INTERNATIONAL IS A WORLDWIDE NETWORK OF
                  INDEPENDENT ACCOUNTING AND CONSULTING FIRMS